Exhibit 3.2

CONSTITUTION

OF

INTERNATIONAL SECURITIES EXCHANGE, LLC

Section 12.6 Eligibility for Trading Privileges; Members	21
Section 12.7 Membership Agreement	21
Section 12.8 Registration of Individual Memberships for Organizations	21
Section 12.9 Acquisition and Transfer of Exchange Rights	22

ARTICLE XIII DEFINITION OF TERMS	22
Section 13.1 Definitions	22

CONSTITUTION

OF

INTERNATIONAL SECURITIES EXCHANGE, LLC

ARTICLE I

SOLE LLC MEMBER

Section 1.1 Sole LLC Member. International Securities Exchange, LLC (the “Exchange”) is a single member limited liability company with one limited liability company interest currently authorized (the “LLC Interest”). The holder of the LLC interest is International Securities Exchange Holdings, Inc., which may assign the LLC Interest as provided in the LLC Agreement (the “Sole LLC Member”).

Section 1.2 Meetings of Sole LLC Member. (a) Meetings of the Sole LLC Member shall be held at such place within or without the State of Delaware, as may be fixed by the Board of Directors in conjunction with meetings of holders of Exchange Rights (as defined in Article VI of the Limited Liability Company Agreement of the Exchange (the “LLC Agreement”)).

(b) The Sole LLC Member shall meet annually along with the holders of Exchange Rights on such date and place and at such time as may be designated by the Board of Directors provided in Section 2.1 to elect the members of the Board of Directors and transact such other business as may be set forth in the written notice of the meeting.

Section 1.3 Special Meetings of Sole LLC Member. A special meeting of the Sole LLC Member may be called by the Chairman of the Board of the Exchange or a majority of the Board of Directors for any purpose or purposes, and shall be called by the Secretary of the Exchange at the request of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Exchange would at the time have if there were no vacancies (the “Whole Board”), including no less than fifty percent (50%) of the Non-Industry Directors. A special meeting shall also be called by the Secretary of the Exchange at the request of the Sole LLC Member. The Board of Directors may designate the place of meeting for any special meeting, and if no such designation is made, the place of meeting shall be the principal executive offices of the Exchange.

Section 1.4. Notice of Sole LLC Member Meetings; Proxies; Record Date; No Action by Written Consent. Whenever the Sole LLC Member is required or permitted to take any action at a meeting, unless notice is waived as provided in Section 8.1 of this Constitution, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, and except in instances in which the Sole LLC Member duly waives notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to the Sole LLC Member. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the Sole LLC Member at the address of the Sole LLC Member as it appears on the records of the Exchange. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Exchange may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to the Sole LLC Member.

In order that the Exchange may determine the holder of the Interest entitled to notice of or to vote at any meeting of the Sole LLC Member or any adjournment thereof or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, (l) the record date for determining the holder of the Interest entitled to notice of or to vote at a meeting of the Sole LLC Member shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining the holder of the Interest for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of the holder of the Interest of record entitled to notice of or to vote at a meeting of the Sole LLC Member shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Only such holder of the Interest as shall be holder of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to participate in such action, as the case may be, notwithstanding any transfer of the Interest on the books of the Exchange after any record date so fixed.

Any action required or permitted to be taken by the Sole LLC Member must be taken at any annual or special meeting of the Sole LLC Member and may not be taken by any consent in writing by the Sole LLC Member.

ARTICLE II

EXCHANGE RIGHTS

Section 2.1 Annual Meeting. An annual meeting of the holders of Exchange Rights shall be held on such date and at such time as may be designated by the Board of Directors at the principal executive offices of the Exchange, or at such other place within or without the State of Delaware as may be fixed by the Board of Directors for the purpose of electing directors to fill expiring terms.

Section 2.2 Special Meetings. A special meeting of the holders of Exchange Rights entitled to vote on any business to be considered at any such meeting may be called by the Chairman of the Board of the Exchange or a majority of the Board of Directors for any purpose or purposes, and shall be called by the Secretary of the Exchange at the request of the Board of

Directors pursuant to a resolution adopted by a majority of the Whole Board, including no less than fifty percent (50%) of the Non-Industry Directors. The Board of Directors may designate the place of meeting for any special meeting, and if no such designation is made, the place of meeting shall be the principal executive offices of the Exchange.

Section 2.3 Notice of Meetings. Whenever holders of Exchange Rights are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 8.1 of this Constitution, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any holder of Exchange Rights duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each holder of Exchange Rights entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to each such holder at such holder’s address as it appears on the records of the Exchange. Any previously scheduled meeting of the holders of Exchange Rights may be postponed by resolution of the Board of Directors and upon public notice given by press release prior to the time previously scheduled for such meeting of holders.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Exchange may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each holder of Exchange Rights of record entitled to vote at the meeting.

Section 2.4 Quorum. Except as otherwise provided by law, the LLC Agreement or by this Constitution, at any meeting of holders of Exchange Rights the holders of a majority of the voting power of the outstanding Exchange Rights entitled to vote generally in the election of Exchange Directors (the “Voting Rights”), either present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting, except that, when specified business is to be voted on by a series voting as a class, the holders of a majority of the voting power of such series entitled to vote shall constitute a quorum for the transaction of such business. To the fullest extent permitted by applicable law, the chairman of the meeting or a majority of the voting power of the Voting Rights so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a series, the chairman or a majority of the rights of such series entitled to vote which are so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of this Constitution. The holders of Exchange Rights present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of holders to result in less than a quorum.

Section 2.5 Voting. Except with respect to the directors elected by the Sole LLC Member, as set forth in Section 3.2(b) hereof, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of Exchange Rights entitled to vote thereon. Whenever any company action, other than the election of directors, is to be taken by vote of the holders of Exchange Rights at a meeting, such company action shall, except as otherwise required by law, by the LLC Agreement or by this Constitution, be authorized by the affirmative vote of the holders of a majority of the Exchange Rights present or represented by proxy and entitled to vote with respect to such company action.

Except as otherwise provided by law, or by the LLC Agreement, each holder of record of Exchange Rights entitled to vote on any matter at any meeting of holders of Exchange Rights shall be entitled to one vote for each Exchange Right standing in the name of such holder on the books of the Exchange on the record date for the determination of the holders entitled to vote at the meeting.

Upon the demand of any holder of Exchange Rights entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 2.6 Proxies. Each holder of Exchange Rights entitled to vote at a meeting of holders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the holder or by his or her duly authorized attorney. Such proxy must be filed with the Secretary of the Exchange or his or her representative at or before the time of the meeting.

Section 2.7 Record Date. In order that the Exchange may determine the holders of Exchange Rights entitled to notice of or to vote at any meeting of holders or any adjournment thereof or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed by the Board of Directors, (l) the record date for determining holders of Exchange Rights entitled to notice of or to vote at a meeting of holders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining holders of Exchange Rights for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of holders of Exchange Rights of record entitled to notice of or to vote at a meeting of holders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Only such holders of Exchange Rights as shall be holders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to participate in such action, as the case may be, notwithstanding any transfer of any rights on the books of the Exchange after any record date so fixed.

Section 2.8 List of Holders. The Secretary of the Exchange shall prepare and make, at least ten (10) days before every meeting of holders of Exchange Rights, a complete list of the holders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each holder and the number of Exchange Rights registered in the name of each holder. Such list shall be open to the examination of any holder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting on a reasonably accessible electronic network, provided that information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Exchange. In the event that the Exchange determines to make the list available on an electronic network, the Exchange may take reasonable steps to ensure that such information is available only to holders of Exchange Rights. If the meeting is to be held at a place, then the list shall also be produced at the place of the meeting during the whole time thereof, and may be inspected by any holder of Exchange Rights who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any holders of Exchange Rights during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Nothing in this Section shall require the Exchange to include electronic mail addresses or other electronic contact information on such list.

The list of holders of Exchange Rights shall be the only evidence as to who are the holders entitled to examine the list required by this Section or the books of the Exchange, or to vote in person or by proxy at any meeting of holders of Exchange Rights.

Section 2.9 No Action by Written Consent. Any action required or permitted to be taken by the holders of Exchange Rights must be taken at an annual meeting or special meeting of the holders of Exchange Rights and may not be taken by any consent in writing by such holders.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Exchange shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by this Constitution expressly conferred upon it, the Board of Directors may exercise all such powers of the Exchange and do all such lawful acts and things as are not by the LLC Agreement or by this Constitution required to be exercised or done by the Sole LLC Member or the holders of Exchange Rights.

Section 3.2 Number, Tenure, Qualifications and Voting. (a) The number of directors shall be fixed at fifteen (15) and may be changed only with the approval of the affirmative vote of the holders of two-thirds of the then outstanding Exchange Rights.

(b) The Board shall be composed as follows:

(i) Two (2) directors shall be officers, directors or partners of Primary Market Makers and shall be elected by a plurality of the holders of the PMM Rights voting together as a class (the “PMM Directors”),

(ii) Two (2) directors shall be officers, directors or partners of Competitive Market Makers and shall be elected by a plurality of the holders of the CMM Rights voting together as a class (the “CMM Directors”),

(iii) Two (2) directors shall be officers, directors or partners of Electronic Access Members and shall be elected by the plurality of the holders of the EAM Rights voting together as a class (the “EAM Directors”),

(iv) Eight (8) directors shall also meet the requirements of non-industry representatives and shall be elected by the Sole LLC Member (the “Non-Industry Directors”), at least two (2) of whom shall be public representatives (the “Public Directors”), and

(v) One (1) director shall be the person then holding the office of President and Chief Executive Officer of the Exchange and shall be elected by the Sole LLC Member.

(c) The Exchange Directors, the Non-Industry Directors and the Public Directors shall be divided into two classes, and designated as Class I or Class II directors. The Class I directors shall be initially elected for a term expiring at the 2005 annual meeting of the Sole LLC Member and holders of Exchange Rights and the Class II directors shall be initially elected for a term expiring at the 2006 annual meeting of Sole LLC Member and holders of Exchange Rights. At each annual meeting of the holders of Exchange Rights and the Sole LLC Member, the holders of Exchange Rights and the Sole LLC Member shall elect the successors to the directors whose terms are expiring. Each of Class I and Class II shall be comprised of half of the Non-Industry Directors and half of each of the PMM Directors, CMM Directors and EAM Directors. The Exchange Directors of each class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of the Sole LLC Member and the holders of Exchange Rights, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of holders of Exchange Rights and the Sole LLC Member held in the second year following the year of their election, and until their successors are elected and qualified. The President and Chief Executive Officer shall hold office for a term of one (1) year, or until such earlier time as such person no longer serves as President and Chief Executive Officer of the Exchange.

(d) All meetings of the Board of Directors of the Exchange (and any committees of the Exchange) pertaining to the self-regulatory function of the Exchange (including disciplinary matters) or relating to the structure of the market which the Exchange regulates shall be closed to all persons other than members of the Board of Directors and officers, staff, counsel or other advisors whose participation is necessary or appropriate to the proper discharge of such regulatory functions and any representatives of the Commission. In no event shall members of the Board of Directors of the Sole LLC Member who are not also members of the Board of Directors of the Exchange or any officers, staff, counsel or advisors of the Sole LLC Member who are not also officers, staff, counsel or advisors of the Exchange be allowed to participate in any meetings of the Board of Directors of the Exchange (or any committees of the Exchange) pertaining to the self-regulatory function of the Exchange (including disciplinary matters) or relating to the structure of the market which the Exchange regulates.

(e) Qualifications and other Requirements.

(i) No Exchange Member shall have more than one officer, director or partner of such Exchange Member elected to the Board of Directors during any term.

(ii) The President and Chief Executive Officer shall serve on the Board only for so long as such person remains the President and Chief Executive Officer.

(iii) No Exchange Director may serve on the Board of Directors for more than three (3) consecutive terms. In determining the amount of time a Director has served on the Board of Directors, such Director’s service as a director for any predecessor entity of the Exchange shall be taken into account. Any such director may be eligible for election following a two-year hiatus from service on the Board of Directors.

Section 3.3 Vacancies and Newly Created Directorships. In the event that a director position becomes available, whether through a vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, or a newly created directorship resulting from any increase in the authorized number of directors, the Nominating Committee, in the case of a vacancy for an Exchange Directorship, and the Corporate Governance Committee, in the case of a vacancy for a Non-Industry Directorship, shall nominate, and the Board of Directors shall elect, by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, a person satisfying the qualifications for the class of directors in which there is a vacancy, and any director so chosen shall hold office for a term expiring at the annual meeting of holders of Exchange Rights and the Sole LLC Member at which the term of office of the class to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 3.4 Resignation. Any director may resign at any time upon written notice to the Exchange. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.5 Removal. Any director may be removed from office at any time, but only for cause and only by the affirmative vote of, in the case of the Non-Industry Directors, the Sole LLC Member, and in the case of the Exchange Directors, the holders of at least a majority of the Exchange Rights entitled to vote with respect to such Exchange Director.

Section 3.6 Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. An annual meeting of the Board of Directors shall be held as soon as practicable following each annual meeting of holders of Exchange Rights and the Sole LLC Member. The Board of Directors may fix times and places for such annual and additional regular meetings of the Board of Directors and no further notice of such meetings need be given. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board or by the Secretary if one (1) PMM Director and one (1) CMM Director shall request such a meeting, or if a majority of the Non-Industry Directors shall request such a meeting, at such time and place as shall be specified in the notice or waiver thereof. The person or persons authorized to call a special meeting of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director at his or her business or residence in writing, by electronic mail or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by electronic mail, such notice shall be deemed adequately delivered when the electronic mail is sent at least twenty-four hours before the meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to this Constitution as provided under Section 10.1 of this Constitution.

Section 3.7 Quorum and Voting. A number of directors equal to at least a majority of the Whole Board, including no less than fifty percent (50%) of the Non-Industry Directors, provided that such requirement shall be deemed satisfied if at least fifty percent (50%) of the Non-Industry Directors are (i) present at or (ii) have waived their attendance for a meeting after receiving an agenda prior to such meeting, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if there be less than a quorum, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting so adjourned. Except as otherwise provided by law, by the LLC Agreement, or by this Constitution, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 3.9 Compensation. Directors may receive compensation for services to the Exchange in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.

Section 3.10 Nomination of Directors. (a) (i) Nominees for election of the Exchange Directors shall be selected by the Nominating Committee as described in Section 5.3(c) or as provided in this Section 3.10.

(ii) In addition to the nominees for Exchange Directors named by the Nominating Committee, persons eligible to serve as such may be nominated for election to the Board of Directors by a petition, signed by the holders of not less than five percent (5%) of the outstanding Exchange Rights of the series entitled to elect such person if there are more than eighty (80) Exchange Rights in the series entitled to vote, ten percent (10%) of the outstanding rights of such series entitled to elect such person if there are between eighty (80) and forty (40) Exchange Rights in the series entitled to vote, and twenty-five percent (25%) of the outstanding Exchange Rights of such series entitled to elect such person if there are less than forty (40) Exchange Rights in the series entitled to vote. Such petition must be filed with the Secretary at least 45 days prior to the annual meeting for such year.

For purposes of determining whether a person has been nominated for election by petition by the requisite percentage, no Exchange Member, alone or together with its affiliates, may account for more than fifty percent (50%) of the signatures of the holders of outstanding Exchange Rights of the series entitled to elect such person, and any such signatures by such Exchange Member, alone or together with its affiliates, in excess of such fifty percent (50%) limitation shall be disregarded.

(b) (i) Nominees for election of the Non-Industry Directors, including the Public Directors, shall be selected by the Corporate Governance Committee or by the Sole LLC Member in the manner set forth in subparagraph (ii) below. In the event any nominee named by the Corporate Governance Committee withdraws or becomes ineligible, the Corporate Governance Committee may select an additional nominee to replace the withdrawn or ineligible nominee. In making nominations, such committee shall give due consideration to a member’s longevity of service on the Board of Directors and the benefits of rotation of the Non-Industry Directors serving on the Board of Directors.

(ii) In addition to the nominees named by the Corporate Governance Committee, persons may be nominated for election to the Board as Non-Industry Directors by a petition, signed by the Sole LLC Member. Such petition must be filed with the Secretary at least 45 days prior to the annual meeting for such year.

(c) Nominees for director shall provide the Secretary such information as is reasonably necessary to serve as the basis for a determination of the nominee’s classification as a Non-Industry Director, a Public Director or an Exchange Director.

Section 3.11 Interested Directors. (a) No director shall directly or indirectly participate as a member of the Board of Directors or of any committee in any matter which would substantially affect his or her interest or the interests of any person in whom he or she is directly or indirectly interested, although interested directors may be counted in determining the presence of a quorum at the meeting of the Board of Directors or of a committee which authorizes actions with respect to such matter.

(b) An interested director shall disqualify himself or herself or shall be disqualified by a vote of the Board of Directors or the chairman of any committee.

(c) For purposes of this Section, a director is not personally interested by reason of being or having been a member of a committee which has made prior inquiry, examination or investigation of the subject under consideration, nor in the determination of matters that may affect the Exchange Members as a whole or certain types of Exchange Members, and Exchange Directors shall not be prohibited from participating in such determination by reason of their participation in the normal course of the conduct of Exchange business.

Section 3.12 Chairman of the Board. The Chairman of the Board shall be a Non-Industry Director who is elected by the affirmative vote of at least two-thirds of the directors then in office. The Chairman of the Board shall serve as such for a term of one (1) year. The Chairman of the Board shall have the authority provided in this Constitution and the Rules, but shall not be an officer of the Exchange. The Chairman of the Board shall preside at all meetings of holders of Exchange Rights, the Sole LLC Member, and of the Board of Directors.

Section 3.13 Vice Chairman of the Board. The Vice Chairman of the Board shall be elected from among the directors by the affirmative vote of at least two-thirds of the directors then in office. The Vice Chairman of the Board shall serve as such for a term of one (1) year. In the case of the absence or inability of the Chairman of the Board to act, or a vacancy in the office of the Chairman of the Board, the Vice Chairman of the Board shall exercise the powers and discharge the duties of the Chairman of the Board, unless determined otherwise by the Board of Directors. The Vice Chairman of the Board shall have the authority provided in this Constitution and the Rules, but shall not be an officer of the Exchange.

ARTICLE IV

OFFICERS

Section 4.1 Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. The President shall be the Chief Executive Officer of the Exchange. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV, together with such other powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may elect, and may delegate power to elect, such other officers, agents and employees as it may deem necessary or proper, who shall hold their offices or positions for such terms, have such authority and perform such duties as may from time to time be determined by or pursuant to authorization of the Board of Directors.

Section 4.2 Election and Term of Office. The officers of the Exchange shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the Sole LLC Member and holders of Exchange Rights. If the election of officers shall not be accomplished at such meeting, such election shall be accomplished as soon thereafter as convenient. Subject to Section 4.3 of this Constitution, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death, removal or resignation.

Section 4.3 Resignation and Removal. Any officer may resign at any time upon written notice to the Exchange. Any elected officer may be removed by a majority of the members of the Whole Board, with or without cause, at any time. The Board of Directors may delegate such power of removal as to officers, agents and employees not elected by the Board of Directors. Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Exchange shall not itself create contract rights.

Section 4.4 Compensation and Bond. The compensation of the officers of the Exchange shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Exchange may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

Section 4.5 Qualification. The officers and employees of the Exchange shall not be holders of Exchange Rights nor affiliated with an Exchange Member.

Section 4.6 Chief Executive Officer(a) The President and Chief Executive Officer shall be elected by the Board of Directors pursuant to Section 4.1 and shall be nominated for a directorship by virtue of his or her office.

(b) The President and Chief Executive Officer shall manage the affairs of the Exchange and shall be the representative of the Exchange in all public matters.

(c) The President and Chief Executive Officer shall not engage in any other occupation during his or her incumbency except with the approval of the Board of Directors.

(d) The President and Chief Executive Officer may be removed by a vote of two-thirds of the directors then in office, exclusive of the President and Chief Executive Officer, in the event that he or she refuses, fails, neglects or is unable to discharge his or her duties or for any cause affecting the best interests of the Exchange.

(e) In the case of temporary absence or inability to act, the President and Chief Executive Officer may designate any other officer to assume all the functions and discharge all the duties of the President and Chief Executive Officer. Upon his or her failure to do so, or if the office of President and Chief Executive Officer is vacant, any officer so designated by the Board of Directors shall perform the functions and duties of the President and Chief Executive Officer.

Section 4.7 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

Section 4.8 Treasurer. The Treasurer shall have charge of all funds and securities of the Exchange, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Exchange in such banks or depositaries as the Board of Directors may authorize. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Exchange, may sign all receipts and vouchers for payments made to the Exchange and may disburse funds in accordance with the Rules or as directed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the Board of Directors.

Section 4.9 Secretary. The Secretary shall record all the proceedings of the meetings of the holders of Exchange Rights, the Sole LLC Member and the Board of Directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of directors in lieu of a meeting. He or she shall determine whether a nominee for either director or a prospective committee member meets the required qualifications for such a position and shall review the qualifications of such persons at least annually. He or she shall attend to the giving and serving of all notices of the Exchange. He or she shall have charge of the ledger setting forth the holders of Exchange Rights and such other books and papers as the Board of Directors may direct, but he or she may delegate responsibility for maintaining such ledger to any transfer agent appointed by the Board of Directors. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the Board of Directors.

Section 4.10 Assistant Treasurers. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

Section 4.11 Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

Section 4.12 Delegation of Duties. In case of the absence of any officer of the Exchange, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

COMMITTEES

Section 5.1 Committees of the Board of Directors. (a) The Board of Directors may from time to time, by resolution passed by a majority of the Whole Board, designate one or more additional committees (the “Board Committees”), each committee to consist of one or more directors of the Exchange. The Board of Directors may designate one or more directors as alternate members of any Board Committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a Board Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such Board Committee, to the extent provided in the resolution of the Board of Directors or in this Constitution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Exchange, and may authorize the seal of the Exchange to be affixed to all papers which may require it, except with respect to those matters referred to in Section 5.2 of this Constitution and as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such Board Committee shall have the power or authority to authorize the issuance of Exchange Rights. Any such Board Committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise set forth herein or as provided by the Board of Directors, a majority of any such Board Committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such Board Committee present at a meeting at which a quorum is present shall be the act of such Board Committee. Each such Board Committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such Board Committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the Whole Board.

(b) A committee or subcommittee, other than a Board Committee, may consist of industry and non-industry representatives who are not directors. Such committee members may be appointed by the Board of Directors or the Board of Directors may delegate such authority. Such committee members may only be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the Whole Board. Each prospective committee member who is not a director shall, upon request, provide the Secretary of the Exchange with such information as is reasonably requested in order to verify that the prospective committee member meets any specified qualifications.

Section 5.2 Executive Committee. The Executive Committee shall consist of six (6) directors, including the Chairman of the Board, the Vice Chairman of the Board and the President and Chief Executive Officer. At least three (3) of the members of the Executive Committee shall be Non-Industry Directors, at least one (1) of whom shall be a Public Director. The Board shall appoint the members of the Executive Committee in accordance with this Section 5.2. The Chairman of the Executive Committee shall be the President and Chief Executive Officer of the Exchange. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors except that the Executive Committee shall not have the powers of the Board of Directors with respect to approving any merger, consolidation, sale of substantially all of the assets or dissolution of the Exchange.

Section 5.3 Nominating Committee. (a) The Nominating Committee shall not act as a committee of the Board of Directors, but rather shall be a committee of the Exchange. The Nominating Committee shall be composed of one (1) representative of a PMM Right, one

(1) representative of a CMM Right and one (1) representative of an EAM Right. No officer or employee of the Exchange shall serve on the Nominating Committee. Not less than 60 days, but not more than 75 days, prior to each annual meeting of the Sole LLC Member and holders of Exchange Rights, the Nominating Committee shall select nominees for each Exchange Directorship to be filled. The Board shall appoint the members of the Nominating Committee in accordance with the qualifications prescribed in this Section 5.3.

(b) A member of the Nominating Committee may not simultaneously serve on the Board of Directors, unless such member is in the final year of his or her term as director and does not stand for reelection to the Board of Directors until such time as he or she is no longer a member of the Nominating Committee.

(c) The Nominating Committee shall nominate persons for election to the Board of Directors as the Exchange Directors by the holders of Exchange Rights during the annual meeting pursuant to the following:

(1) The Nominating Committee shall meet on such dates and at such times as determined by the Committee for the purpose of selecting not less than one (1) nominee for each expiring term and vacancy on the Board of Directors for Exchange Directors.

(2) The Nominating Committee will accept recommendations of nominations for an expiring term or vacancy of an Exchange Director from the holders of Exchange Rights entitled to elect such person as provided in Section 3.10(a).

(3) In the event any nominee named by the Nominating Committee withdraws or becomes ineligible, the Nominating Committee may select an additional nominee to replace the withdrawn or ineligible nominee.

(d) At all meetings, a quorum for the transaction of business shall consist of a majority of the members of the Nominating Committee. In the absence of a quorum, a majority of the committee members present may adjourn the meeting until a quorum is present.

Section 5.4 Corporate Governance Committee. The Corporate Governance Committee shall consist of three (3), and no more than eight (8), Non-Industry Directors, each of whom shall meet the requirements established in the Corporate Governance Committee charter. The Board of Directors shall adopt a charter setting forth the responsibilities of the Corporate Governance Committee.

Section 5.5 Finance & Audit Committee. The Finance & Audit Committee shall consist of not less than three (3) and no more than five (5), Non-Industry Directors each of whom shall meet the requirements established in the Finance & Audit Committee charter. The Board of Directors shall adopt a charter setting forth the responsibilities of the Finance & Audit Committee.

Section 5.6 Compensation Committee. The Compensation Committee shall consist of not less than three (3), and no more than five (5), Non-Industry Directors each of whom shall meet the requirements established in the Compensation Committee charter. The Board of Directors shall adopt a charter setting forth the responsibilities of the Compensation Committee.

Section 5.7 Conduct of Proceedings. Except as otherwise provided in this Constitution, the Rules or by resolution of the Board of Directors, each Committee may determine the manner in which its proceedings shall be conducted.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Exchange or is or was serving at the request of the Exchange as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Exchange to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Exchange to provide broader indemnification rights than the Act permitted the Exchange to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 6.3 with respect to proceedings seeking to enforce rights to indemnification, the Exchange shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 shall include the right to be paid by the Exchange the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Exchange of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Exchange within thirty (30) days after a written claim has been received by the Exchange, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Exchange to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Exchange to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Exchange to recover an advancement of expenses pursuant to the terms of an undertaking, the Exchange shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Exchange (including its Board of Directors, independent legal counsel or the Sole LLC Member) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Exchange (including its Board of Directors, independent legal counsel or the Sole LLC Member) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Exchange to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Exchange.

Section 6.4 Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the LLC Agreement, provision of this Constitution, agreement, vote of the Sole LLC Member or disinterested directors or otherwise.

Section 6.5 Insurance. The Exchange may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Exchange or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Exchange would have the power to indemnify such person against such expense, liability or loss under the law.

Section 6.6 Indemnification of Employees and Agents of the Exchange. The Exchange may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Exchange to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Exchange.

Section 6.7 Contract Rights. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

ARTICLE VII

EXCHANGE RIGHTS

Section 7.1 Uncertificated Rights. The Exchange Rights shall be uncertificated rights. The Secretary of the Exchange shall maintain a ledger of such rights and shall be informed by holders of Exchange Rights in the event of a transfer of such rights, as set forth herein. Within a reasonable time following the issuance or transfer of any uncertificated rights, the Exchange shall send to the registered owner thereof written confirmation of such transfer or issuance of rights, as the case may be.

Section 7.2 Transfers of Exchange Rights. Transfers of Exchange Rights shall be made only upon the books of the Exchange by the holder, in person or by a duly authorized attorney, and upon written notice to the Exchange duly executed, with such proof of the authenticity of the signature as the Exchange or its agents may reasonably require. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the LLC Agreement and this Constitution and the Act, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of Exchange Rights. Directors may appoint one or more transfer agents or registrars of transfers, or both.

ARTICLE VIII

WAIVER OF NOTICE

Section 8.1 Waiver of Notice. Whenever notice is required to be given to any holder of Exchange Rights, the Sole LLC Member or director of the Exchange under any provision of the Act or the LLC Agreement or this Constitution, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In the case of a holder of Exchange Rights, such waiver of notice may be signed by such holder’s attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the holders of Exchange Rights, the Sole LLC Member, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE IX

CHECKS, NOTES, DRAFTS, ETC.

Section 9.1 Checks, Notes, Drafts, Etc.. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

ARTICLE X

AMENDMENTS

Section 10.1 Amendments. This Constitution may be amended, added to, rescinded or repealed at any meeting of the Board of Directors, provided that notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting provided, however, that (i) if such amendment would alter or change the powers, preferences or special rights of one or more series of Exchange Rights so as to affect them adversely, or increase the aggregate number of authorized PMM Rights or CMM Rights, such amendment shall also be approved by the holders of a majority of such Exchange Rights entitled to vote thereon, in the manner set forth herein and in this Constitution, and to the extent required by Section 6.3(b) of the LLC Agreement, the holders of PMM Rights, voting as a separate class, and CMM Rights, voting as a separate class, in accordance with Section 6.3(b) of the LLC Agreement, and (ii) if such amendment would alter or change the powers, preferences or special rights of the Sole LLC Member’s Interest so as to affect it adversely, such amendment shall also be approved by the Sole LLC Member, in the manner set forth in the LLC Agreement and in this Constitution.

ARTICLE XI

REGULATION

Section 11.1 Rulemaking. The Board of Directors may, by the affirmative vote of a majority of the entire Board of Directors, which must include the affirmative vote of either (i) at least one (1) PMM Director and at least one (1) CMM Director, or (ii) at least five (5) Non-Industry Directors, adopt, amend or repeal such Rules as it may deem necessary or proper, including, but not limited to, Rules with respect to:

(a) The trading of securities on the Exchange;

(b) The access of Exchange Members to and the conduct of such Exchange Members with the Exchange System and their use of System facilities;

(c) Insolvency of the Exchange Members;

(d) The partners, officers, directors, stockholders and employees of Exchange Members;

(e) The business conduct of Exchange Members;

(f) The business connections of Exchange Members, and their association with or domination by or over corporations or other persons engaged in the securities business;

(g) Capital requirements for Exchange Members;

(h) The arbitration of disputes, claims and controversies between Exchange Members and procedures relating thereto;

(i) Transfers of Exchange Rights and disposition of the proceeds of such transfers; and

(j) The conduct and procedure for disciplinary hearings and reviews therefrom.

Section 11.2 Supervision. The Board of Directors shall have general supervision over the examination of Exchange Members and associated persons in connection with their conduct of business related to being a member of the Exchange.

(a) The Board of Directors may examine the business conduct and financial condition of Exchange Members and associated persons.

(b) The Board of Directors may adopt Rules with respect to the Exchange’s supervision over partnership and corporate arrangements and over officers of Exchange Members, as well as with respect to the employment, compensation and duties of such employees as it may deem appropriate.

(c) The Board of Directors shall supervise all matters relating to the collection, dissemination and use of quotations and of reports of prices on the Exchange.

(d) The Board of Directors shall have the power to approve or disapprove any connection or means of communication with the Exchange and may require the discontinuance of any such connection or means of communication.

Section 11.3 Securities. The Board of Directors may approve the admission of securities for trading on the Exchange or may remove the same from trading on the Exchange.

Section 11.4 Penalties. The Board of Directors may prescribe and impose penalties for violations of this Constitution or Rules for neglect or refusal to comply with orders, directions or decisions of the Board of Directors, or for any other offenses against the Exchange.

ARTICLE XII

PROVISIONS REGARDING EXCHANGE RIGHTS,

MEMBERS AND TRADING PRIVILEGES

Section 12.1 PMM Rights.

(a) Each PMM Right shall have the trading rights and privileges set forth herein and in the Rules for Primary Market Makers. A holder of PMM Rights shall (i) exercise the trading rights and privileges associated with a PMM Right if such holder is approved as a Primary Market Maker under this Constitution and the Rules, or (ii) lease all (but not less than all) the trading rights and privileges to an entity that is approved as a Primary Market Maker under this Constitution and the Rules.

(b) Each Primary Market Maker shall be the holder of one or more PMM Rights, or be the lessee of trading rights associated with one or more PMM Rights. Each PMM Right shall entitle a Primary Market Maker, who meets the Exchange’s eligibility criteria and is in good standing, to enter quotations and orders into the Exchange’s System for such Exchange Member’s own account and to perform other functions specified in the Rules to facilitate execution and handling of orders placed into the Exchange’s System with respect to options classes allocated by the Exchange as provided in the Rules. Each such Exchange Member shall also be permitted to effect proprietary transactions in other options classes traded on the Exchange pursuant to the Rules.

(c) A PMM Right and/or the trading privileges associated with a PMM Right shall be transferable (in whole but not in part) by the holder of such PMM Right or, in the case of leased trading privileges, with such holder’s permission, but only upon the approval of the Exchange as provided in this Constitution and the Rules.

Section 12.2 CMM Rights.

(a) Each CMM Right shall have the trading rights and privileges as set forth herein and in the Rules for Competitive Market Makers. A holder of CMM Rights shall (i) exercise the trading rights and privileges associated with a CMM Right if such holder is approved as a Competitive Market Maker under this Constitution and the Rules, or (ii) lease all (but not less than all) the trading rights and privileges to an entity that is approved as a Competitive Market Maker under this Constitution and the Rules.

(b) Each Competitive Market Maker shall be the holder of one or more CMM Rights, or a lessee of the trading rights associated with one or more CMM Rights. Each CMM Right shall entitle a Competitive Market Maker, who meets the Exchange’s eligibility criteria and is in good standing, to enter quotations and orders into the Exchange’s System for such Exchange Member’s own account with respect to options classes allocated by the Exchange as provided in the Rules. Each such Exchange Member shall also be permitted to effect proprietary transactions in other options classes traded on the Exchange pursuant to the Rules.

(c) A CMM Right and/or the trading privileges associated with a CMM Right shall be transferable (in whole but not in part) by the holder of such CMM Right or, in the case of leased trading privileges, with such holder’s permission, but only upon the approval of the Exchange as provided in this Constitution and the Rules.

Section 12.3 EAM Rights.

(a) Each EAM Right shall have the trading rights and privileges as set forth herein and in the Rules for Electronic Access Members so long as the holder thereof meets the Exchange’s eligibility criteria and is in good standing. Each such Exchange Member shall be entitled to (i) enter orders into the Exchange’s System, and/or (ii) clear Exchange Transactions.

(b) The trading privileges associated with an EAM Right shall not be transferable. A holder of EAM Rights may withdraw from the Exchange upon the approval of the Exchange, which shall be given upon a determination that the holder of EAM Rights has satisfied all obligations to the Exchange. Upon such approval and without any payment related thereto, the EAM Rights will be transferred back to the Exchange.

Section 12.4 Lessee Members. (a) Trading Rights. A holder of PMM Rights and CMM Rights in good standing may lease all (but not less than all) the trading rights and privileges associated with such rights to an approved Exchange Member as provided in Sections 12.1 and 12.2 hereof, subject to and in accordance with such rules and procedures as may be adopted by the Board of Directors.

(b) Voting Rights. Except with respect to the Core Rights, as defined in the LLC Agreement, which voting rights shall remain with the lessor, under a lease agreement the lessor may retain voting rights with respect to the PMM Rights and CMM Rights or may transfer such voting rights to the lessee.

Section 12.5 Approval of Holders of Exchange Rights. Each holder of an Exchange Right must be approved by the Exchange with respect to each right held by such holder. Any holder of Exchange Rights approved by the Exchange shall not be deemed an Exchange Member unless such holder has also been approved to exercise trading rights and privileges in accordance with this Constitution and the Rules. The good standing of a holder of Exchange Rights may be suspended, terminated or otherwise withdrawn, as provided in the Rules, if any of the requirements for approval set forth therein cease to be maintained, or if such holder violates any agreements with the Exchange or any of the provisions of this Constitution or the Rules.

Section 12.6 Eligibility for Trading Privileges; Members. Exchange Members shall be corporations, partnerships or limited liability companies that meet the requirements for approval as stated in this Constitution and the Rules. Except as otherwise provided in this Constitution and the Rules, such Exchange Members must have as the principal purpose of their ownership of Exchange Rights, or lease of the trading rights and privileges associated with the PMM Rights or CMM Rights, the conduct of a public securities business as defined in the Rules. The good standing of an Exchange Member may be suspended, terminated or otherwise withdrawn, as provided in the Rules, if any of said conditions for approval cease to be maintained or such Exchange Member violates any of its agreements with the Exchange or any of the provisions of this Constitution or the Rules. Unless such an Exchange Member is in good standing, the Exchange Member shall have no rights or trading privileges except as otherwise provided by law, this Constitution or the Rules, shall not hold itself out for any purpose as an Exchange Member, and shall not deal with the Exchange on any basis except as an entity without trading privileges.

Section 12.7 Membership Agreement. No Exchange Member shall be entitled to any privileges thereof until such Exchange Member has agreed to be bound by this Constitution and the Rules by execution of a Membership Agreement. By such agreement such Exchange Member pledges to abide by the same as it has been or shall be from time to time amended.

Section 12.8 Registration of Individual Memberships for Organizations. Every individual holder of an Exchange Right or applicant who is or intends to become an executive officer, director, principal shareholder or general partner of an organization engaged or proposed to engage in business as an Exchange Member may apply to register his or her rights for such organization. Additional individual holders of Exchange Rights may register their rights for such an organization in accordance with the Rules. Registration of an individual holder of Exchange Rights for an organization may be withdrawn by the Exchange for any reason that would justify withdrawal of the approval of either the individual, as a holder of Exchange Rights, or the Exchange Member in relation to its trading privileges.

Section 12.9 Acquisition and Transfer of Exchange Rights. Exchange Rights may only be offered for sale and transferred by the owners thereof, or under certain circumstances by the Exchange, as provided in the Rules or in this Constitution.

ARTICLE XIII

DEFINITION OF TERMS

Section 13.1 Definitions. When used in this Constitution, unless the context otherwise requires:

(a) The term “the Act” shall mean the Delaware Limited Liability Company Act, 6 § 18-101, et seq.

(b) The term “affiliate” of a person or “affiliated with” another person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

(c) The term “Board Committees” has the meaning set forth in Section 5.1 of this Constitution.

(d) The term “CMM Directors” has the meaning set forth in Section 3.2 of this Constitution.

(e) The term “CMM Right” has the meaning set forth in the LLC Agreement.

(f) The term “Commission” means the United States Securities and Exchange Commission.

(g) The term “Competitive Market Maker” means an Exchange Member that is approved to exercise trading privileges associated with CMM Rights.

(h) The term “Constitution” means this Constitution, as may be amended or amended and restated from time to time.

(i) The term “control” means the power to exercise a controlling influence over the management or policies of a person, unless such power is solely the result of an official position with such person. Any person who owns beneficially, directly or indirectly, more than twenty percent (20%) of the voting power in the election of directors of a corporation, or more than twenty-five percent (25%) of the voting power in the election of directors of any other corporation which directly, or through one or more affiliates, owns beneficially more than twenty-five percent (25%) of the voting power in the election of directors of such corporation, shall be presumed to control such corporation.

(j) The term “EAM Directors” has the meaning set forth in Section 3.2 of this Constitution.

(k) The term “EAM Right” has the meaning set forth in the LLC Agreement.

(l) The term “Electronic Access Member” means an Exchange Member that is approved to exercise trading privileges associated with EAM Rights.

(m) The term “Exchange” has the meaning set forth in Section 1.1 of this Constitution.

(n) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder.

(o) The term “Exchange Member” means an organization that has been approved to exercise trading rights associated with Exchange Rights.

(p) The term “Exchange Directors” means the PMM Directors, CMM Directors and EAM Directors.

(q) The term “Exchange Rights” has the meaning set forth in the LLC Agreement.

(r) The term “Exchange Transaction” means a transaction executed on or through the facilities of the Exchange.

(s) The term “good standing” means that an Exchange Member is not delinquent respecting Exchange dues, fees or other charges and is not suspended or barred from effecting Exchange Transactions or from association with an Exchange Member either by the Exchange or by means of a statutory disqualification.

(t) The term “industry representative” means a person who is an officer, director or employee of a broker or dealer or who has been employed in any such capacity at any time within the prior three (3) years, as well as a person who has a consulting or employment relationship with or has provided professional services to the Exchange and a person who had any such relationship or provided any such services to the Exchange at any time within the prior three (3) years.

(u) The term “LLC Agreement” means the Limited Liability Company Agreement of the Exchange, dated as of November 18, 2004.

(v) The term “Non-Industry Directors” has the meaning set forth in Section 3.2 of this Constitution.

(w) The term “non-industry representative” means any person that would not be considered an “industry representative,” as well as (i) a person affiliated with a broker or dealer that operates solely to assist the securities-related activities of the business of non-member affiliates, (ii) an employee of an entity that is affiliated with a broker or dealer that does not account for a material portion of the revenues of the consolidated entity, and who is primarily engaged in the business of the non-member entity.

(x) The term “Person” shall mean an individual, partnership (general or limited), joint stock company, corporation, limited liability company, trust or unincorporated organization, or any governmental entity or agency or political subdivision thereof.

(y) The term “person associated with a holder” or an “associated person” means any partner, officer, director, or branch manager of a holder of Exchange Rights (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with such holder of Exchange Rights, or any employee of such holder of Exchange Rights.

(z) The term “PMM Director” has the meaning set forth in Section 3.2 of this Constitution.

(aa) The term “PMM Rights” has the meaning set forth in the LLC Agreement.

(bb) The term “Primary Market Maker” means an Exchange Member that is approved to exercise trading privileges associated with PMM Rights.

(cc) The term “Public Directors” has the meaning set forth in Section 3.2 of this Constitution.

(dd) The term “public representative” means a non-industry representative who has no material business relationship with a broker or dealer or the Exchange.

(ee) The term “Rules” means the rules of the Exchange as adopted or amended from time to time.

(ff) The terms “Sole LLC Member” has the meaning set forth in Section 1.1 of this Constitution.

(gg) The “System” means the electronic system operated by the Exchange that receives and disseminates quotes, executes orders and reports transactions.

(hh) The terms “Voting Rights” has the meaning set forth in Section 2.4 of this Constitution.

(ii) The term “Whole Board” has the meaning set forth in Section 1.3 of this Constitution.